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                                                                   EXHIBIT 10.25

                           DEALERTRACK HOLDINGS, INC.
                      SENIOR EXECUTIVE INCENTIVE BONUS PLAN

1.    Purpose

      This Senior Executive Incentive Bonus Plan (the "Incentive Plan") is intended to provide an incentive for superior work and to motivate eligible executives of DealerTrack Holdings, Inc. (the "Company") and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).

2.    Covered Executives

      From time to time, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may select certain key executives (the "Covered Executives") to be eligible to receive bonuses hereunder.

3.    Administration

      The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

4.    Bonus Determinations

      (a) A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to financial, operational or other metrics with respect to the Company or any of its subsidiaries (the "Performance Goals"), including but not limited to: (i) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (ii) sales or revenue,
(iii) acquisitions or strategic transactions, (iv) operating income (loss), (v) cash flow (including, without limitation, operating cash flow and free cash flow), (vi) return on capital, (vii) return on assets (including, without limitation, return on net assets), (viii) return on stockholders' equity, (ix) economic value added, (x) stockholder returns, (xi) return on sales, (xii) gross or net profit margin, (xiii) productivity, (xiv) expenses, (xv) margins, (xvi) operating efficiency, (xvii) customer satisfaction, (xviii) working capital,
(xix) earnings (loss) per share, (xx) price per share of equity securities,
(xxi) market share, and (xxii) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease, or as compared to results of a peer group.

      (b) Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a certification with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive

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Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

      (c) The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive's employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive's termination of employment, retirement, death or disability.

5. Amendment and Termination

      The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by any applicable law, rule or regulation.

6. Stockholder Approval

      No bonuses shall be paid under the Incentive Plan unless and until the Company's stockholders shall have approved the Incentive Plan. The Incentive Plan will be submitted for the approval of the Company's stockholders after the initial adoption of the Plan by the Board of Directors of the Company.

7. Term of Plan

      The Incentive Plan shall become effective as of May 26, 2005. The Incentive Plan shall expire on the earliest to occur of: (a) the first material modification of the Incentive Plan (as defined in Treasury Regulation Section 1.162-27(h)(1)(iii)); (b) the first meeting of the Company's stockholders at which members of the Board of Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under
Section 12 of the Securities Exchange Act of 1934, as amended; or (c) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder (including without limitation Treasury Regulation Section 1.162-27(f)(2)). The Incentive Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly.

                                    * * * * *

      I hereby certify that the Incentive Plan was duly adopted by the Board of Directors of DealerTrack Holdings, Inc. as of May 26, 2005.

      I hereby certify that the Incentive Plan was approved by the stockholders of DealerTrack Holdings, Inc. as of May 26, 2005.

                                        ________________________________________
                                          Eric D. Jacobs, Corporate Secretary

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